EXHIBIT 10.1

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of February 21, 2018 to the Credit Agreement referenced below is among TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”) and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent.

W I T N E S S E T H

WHEREAS, pursuant to the February Maturity Credit Agreement dated as of August 7, 2015 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among the Borrower, the Lender identified therein and the Administrative Agent, the Lender agreed to make extensions of credit to the Borrower; and

WHEREAS, the parties have requested certain modifications to the Credit Agreement and the parties have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendments to the Credit Agreement.

2.1    The following definitions, set forth in Section 1.01 of the Credit Agreement, are hereby amended and restated in their entirety to read as follows:

“Arranger” means Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith, Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.

“Maturity Date” means February 1, 2022; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

2.2    The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such "employee benefit plan" or "plan".

2.3    Section 5.11 of the Credit Agreement is hereby amended to add a new subsection (d) to read as follows:

(d)    The Borrower represents and warrants as of the effective date of the Second Amendment to this Agreement that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

2.4    Schedule 10.02 to the Credit Agreement is hereby amended to replace the address listed after “With a copy to:” for notices to the Administrative Agent to:

Bank of America, N.A.
NC1-001-05-13
One Independence Center
101 North Tryon St
Charlotte NC 28255
Attention: Document Retention Team
Telephone: (980) 387-5436
Facsimile: (866) 255-9922

2.5    Schedule 10.02 to the Credit Agreement is hereby amended to replace the address listed after “With a copy to:” for notices to Bank of America, N.A., in its capacity as L/C Issuer, to:

Bank of America, N.A.
NC1-001-05-13
One Independence Center
101 North Tryon St
Charlotte NC 28255
Attention: Document Retention Team
Telephone: (980) 387-5436
Facsimile: (866) 255-9922

3.    Conditions Precedent. This Amendment shall become effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

(a)    receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lender;

(b)    receipt by the Administrative Agent of resolutions and certificate of incumbency of the Borrower evidencing the authority of the Borrower to enter into this Amendment certified by the Secretary or by an Assistant Secretary of the Borrower to be true and correct as of the date hereof; and

(c)    receipt by the Administrative Agent of an opinion of legal counsel to the Borrower, addressed to the Administrative Agent and the Lender, dated as of the date hereof, and in form and substance satisfactory to the Administrative Agent.

4.    No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5.    Reaffirmation of Representations and Warranties; No Default. The Borrower represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date or period). No Default or Event of Default has occurred and is continuing or would result from giving effect to this Amendment.

6.    Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

7.    Governing Law. Except for those sections that specifically reference a federal statute or regulation, this Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Tennessee. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government. For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.15, Governing Law; Jurisdiction; Etc., and not by Section 7, Governing Law, of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to the February Maturity Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	TENNESSEE VALLEY AUTHORITY

By: /s/Tammy W. Wilson
Name: Tammy W. Wilson
Title: Vice President, Treasurer and
Chief Risk Officer

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender

By: /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President